Exhibit 10(b)

     EXECUTIVE SALARY CONTINUATION PLAN AGREEMENT
             FOR WESTERN RESOURCES, INC.


I acknowledge that, as an Employee of Western Resources, Inc., I have been offered an opportunity to participate in the Western Resources, Inc. Executive Salary Continuation Program (Program) described in the attached document (which is incorporated herein by reference), and that I have elected one of the alternatives set forth as indicated by the space which I have checked:

________  To participate in the Program

________  Not to participate in the Program

My Retirement Benefit, disability benefits, death benefits, and commencement of such payments, and designated Beneficiary(ies) are agreed to be as follows:

    1.A  Retirement Benefit (Article IV of Program).   Subject to
the vesting schedule in Section 4.3 of the Program, provided the reference to age 65 in the next to last sentence thereof shall be age 61, and not withstanding the schedule contained therein, an amount which, when combined with existing pension benefits under the Western Resources, Inc. Retirement Plan, will provide the percentage of the final 36 months average Compensation, for life (15 years minimum) as illustrated below:

                                    Retirement Benefit
              Retirement Age            Percentage

                50 & under                 50.00%
                51                         51.20%
                52                         52.40%
                53                         53.60%
                54                         54.80%
                55                         56.00%
                56                         56.57%
                57                         57.14%
                58                         57.71%
                59                         58.28%
                60                         58.85%
                61                         60.00%
                62                         60.00%
                63                         60.56%
                64                         61.13%
                65 & over                  61.70%


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           1.B  Commencement of Retirement Benefit Payments.  The
amount of the Retirement Benefit Payments will be based on the following table depending upon the Participant's age when
Benefit Payments are to commence:

             Age At           Payout Percentage Factor
         Commencement of        Of Retirement Benefit
         Benefit Payments             Percentage

               50                         50%
               51                         55%
               52                         60%
               53                         65%
               54                         70%
               55                         75%
               56                         80%
               57                         85%
               58                         90%
               59                         95%
               60 & older                100%

      2. IRC Section 401(a)(17) Limitations. Notwithstanding Paragraphs 1A and 1B above, the Program and this Plan Agreement shall provide a Retirement Benefit attributable to the Participant's annual base compensation that is in excess of IRC
Section 401(a)(17) limitations. This benefit will be computed by applying the same benefit formula, vesting provisions, and early retirement provisions as are in the Western Resources, Inc. Pension Plan. Any benefit provided under this provision will offset the benefit provided under Paragraphs 1A and 1B above.

   3. Disability Benefit (Article IV of Program). If Total and Permanent Disability should occur prior to Retirement, an amount which, when combined with then existing pension benefits under the Western Resources, Inc. Retirement Plan, will provide
61.7% of the final  36 months average   Compensation for life (15
years minimum).

   4. Death Benefit. (Article III of Program). If death occurs before Retirement, an amount which, when combined with then existing pension benefits under the Western Resources, Inc. Retirement Plan, will provide 50% (or the vested Retirement Benefit , whichever is greater) of the previous 36 months average
 Compensation, payable to the Beneficiary for 180 months following death.

   5. Participant hereby designates as Primary Beneficiary under the Program and this Plan Agreement:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_______________________________________

and, Participant hereby designates as Secondary Beneficiary under the Program and this Plan Agreement:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_______________________________________

The term "Beneficiary" as used herein shall mean the Primary Beneficiary if such Primary Beneficiary shall survive Participant by at least 30 days, and shall mean the Secondary Beneficiary if Primary Beneficiary does not survive Participant by at least 30 days, and shall mean the Estate of the Participant, if neither Primary nor Secondary Beneficiary survives Participant by at least 30 days. Participant shall have the right to change Participant's designation of Primary and/or Secondary Beneficiary from time to time, in such manner as shall be required by the Company, it being agreed that no change in beneficiary shall be effective until acknowledged in writing by the Committee. (If Beneficiary is to be irrevocable, strike and initial previous sentence.)

I further acknowledge that neither the Company nor any of its subsidiaries, affiliated companies, officers, employees, or agents has any responsibility whatsoever for the changes which I may make in other personal plans or programs as a result of my decision regarding the Program and they are fully released to such extent. The Company agrees that although the Program may be terminated or modified at any time, in the sole discretion of the Company, a Participant shall have those rights provided for in Article X of
said Program to the extent such may  be applicable to   such
Participant's at the time of such termination.

      IN WITNESS WHEREOF, Western Resources, Inc. and Plan
Participant have executed this Plan Agreement as of March 15, 1995.

                                WESTERN RESOURCES, INC.


                                 _______________________
                                 Executive Vice President

PARTICIPANT:


______________________
(Signature)


John E. Hayes, Jr.